Exhibit 99.1

Black Ridge Oil & Gas, Inc. Announces Equity Joint Venture with Merced Capital

Partnership Will Focus on Acquisition and Development of Williston Basin Non-Operated Assets

MINNETONKA, MN, July 23, 2015 – Black Ridge Oil & Gas, Inc. (the "Company" or “Black Ridge”) (OTCQB: ANFC) announced that the Company has signed a definitive agreement with Merced Capital (“Merced”) to form an entity that will acquire and develop Williston Basin non-operated assets. The joint venture will be funded by Merced with an initial investment target of $50 Million. Investments will be subject to Merced approval, and will be managed by Black Ridge.

Ken DeCubellis, Black Ridge's CEO, commented, “The partnership with Merced provides Black Ridge the opportunity to participate in the acquisition and development of additional assets at attractive valuations, with the potential to create significant returns for Black Ridge’s shareholders without dilution.”

Partnership with Merced

The joint venture assets will be managed by Black Ridge in exchange for a management fee and reimbursement of third party expenses, and after certain investor hurdles are met Black Ridge will receive a share of profits in the venture. Black Ridge will also have the option to co-invest up to 25% on acquisitions and capital expenditures alongside the venture and any such co-investments will reside directly within Black Ridge. Upon the sale of joint venture assets, Black Ridge will also have the option to bid and acquire the assets.

Strategic advantages expected for Black Ridge:

•	Provides Black Ridge with the opportunity to participate in high return capital projects without diluting existing shareholders
•	Provides Black Ridge the potential to achieve significant equity returns with its share of the joint venture profits and the option to co-invest alongside the joint venture
•	Creates a long-term partnership with a private capital provider that is scalable and repeatable

DeCubellis concluded, “The partnership with Merced is a significant milestone for Black Ridge, and that combined with the start-up of the Teton project provides a bright future for our shareholders.”

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Cautionary Statement as to Forward-Looking Statements

Certain statements contained herein, which are not historical, are forward-looking statements that are subject to risks and uncertainties not known or disclosed herein that could cause actual results to differ materially from those expressed herein. These statements may include projections and other "forward-looking statements" within the meaning of the federal securities laws. Any such projections or statements reflect Black Ridge Oil & Gas current views about future events and financial performance. No assurances can be given that such events or performance will occur as projected and actual results may differ materially from those projected. Important factors that could cause the actual results to differ materially from those projected include, without limitation, general economic or industry conditions nationally and/or in the communities in which our Company conducts business, volatility in commodity prices for crude oil and natural gas, environmental risks, legislation or regulatory requirements, conditions of the securities markets, financial or political instability, acts of war or terrorism, increases in operator costs, other economic, competitive, governmental, regulatory and technical factors affecting our Company's operations, products, services and prices and other risks inherent in the Company's businesses that are detailed in the Company's Securities and Exchange Commission ("SEC") filings. Readers are encouraged to review these risks in the Company's SEC filings.

About Black Ridge Oil & Gas

Black Ridge Oil & Gas, Inc. is an oil and gas exploration and production company based in Minnetonka, Minnesota.  Black Ridge's focus is exclusive to the Williston Basin Bakken and Three Forks trend in North Dakota and Montana.  For additional information, visit the Company's website at www.blackridgeoil.com.

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Contact
Black Ridge Oil & Gas, Inc.

Ken DeCubellis, Chief Executive Officer
952-426-1241

www.blackridgeoil.com

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About Merced Capital

Founded in 1988 as the first spinout from Cargill’s Financial Markets Department, Merced Capital is one of the pioneers in value-based alternative investments. Since the firm’s inception more than two decades ago, Merced Capital has raised and managed numerous investment vehicles, including seven lock-up funds between 2005 and 2014 with aggregate committed capital of over $2.5 billion. The firm has built a reputation for integrity, rigorous analysis and sound investment judgment. Today, Merced Capital and its affiliate Merced Capital (UK) have 38 employees – including 6 seasoned partners and 13 investment professionals – located in Minneapolis and London. Limited partners include endowments, foundations, state and corporate pension plans and family offices.

Contact

Merced Capital, L.P.

Stuart Brown, Partner

952-745-4418

www.mercedcapital.com

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